                     Exhibit 99.1 - Joint Filer Information

Designated Filer: Eli Lilly and Company
Issuer & Ticker Symbol: Prevail Therapeutics Inc. (PRVL)
Date of Event Requiring Statement: December 14, 2020

Joint Filers:
1. Name: Eli Lilly and Company
Address: Lilly Corporate Center
Indianapolis, Indiana 46285

2. Name: Tyto Acquisition Corporation
Address: Lilly Corporate Center
Indianapolis, Indiana 46285

                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: Eli Lilly and Company
Issuer & Ticker Symbol: Prevail Therapeutics Inc. (PRVL)
Date of Event Requiring Statement: December 14, 2020

          ELI LILLY AND COMPANY
          By:
          /s/ Joshua L. Smiley
          -----------------------------------------------------------
          Name: Joshua L. Smiley
          Title: Senior Vice President and Chief Financial Officer
          Date: December 16, 2020

          TYTO ACQUISITION CORPORATION
          By:
          /s/ Kenneth L. Custer
          ------------------------------------------------------------
          Name: Kenneth L. Custer
          Title: President
          Date: December 16, 2020